                                                            EXHIBIT 4.2
                                                            -----------






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                         REGISTRATION RIGHTS AGREEMENT

                                by and between

                   CardioDynamics International Corporation,
                           a California corporation

                                      and

              The Holders Identified on the Signature Page hereof

                   -----------------------------------------

                          Dated as of August 31, 2001




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

                               TABLE OF CONTENTS

                                                            Page

1.      Registration Rights.................................  1

        1.1  Definitions....................................  1

        1.2  Shelf Registration.............................  2

        1.3  Obligations of the Company.....................  2

        1.4  Furnish Information............................  4

        1.5  Representations and Warranties of the Company..  4

        1.6  Indemnification................................  6

        1.7  Rule 144 Reporting.............................  9

        1.8  Blocking Notice................................  9

        1.9  Holder Information............................. 10

2.      Miscellaneous....................................... 10

        2.1  Termination of the Company's Obligations....... 10

        2.2  Successors and Assigns......................... 10

        2.3  Amendment and Waivers.......................... 10

        2.4  Notices........................................ 10

        2.5  Headings....................................... 11

        2.6  Construction................................... 11

        2.7  Entire Agreement............................... 11

        2.8  Governing Law.................................. 11

        2.9  Counterparts................................... 12

        2.10 No Piggyback on Registrations.................. 12

        2.11 Compliance..................................... 12


                                      (i)

                       CARDIODYNAMICS INTERNATIONAL CORP.

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of August 31, 2001, is entered into by and between CardioDynamics International Corp., a California corporation (the "Company"), and the shareholders of the Company listed on the signature page hereof, (each a "Shareholder" and collectively the "Shareholders").

                                   Recitals
                                   --------

     WHEREAS, Shareholders and the Allen E. Paulson Living Trust (the "Trust") have entered into a certain stock purchase agreement, dated as of August 31, 2001 (the "Purchase Agreement"), pursuant to which the Trust shall sell to Shareholders, and Shareholders shall purchase from the Trust, up to 500,000 shares of common stock of the Company (the "Shares"); and

     WHEREAS, Shareholders desire to obtain certain registration rights associated with such Shares, and the Company, as an inducement to Shareholder to enter into the Purchase Agreement, desires to grant Shareholder such registration rights, as more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, the parties, intending to become legally bound, hereby agree as follows:

                                   Agreement
                                   ---------

    1.   Registration Rights.
         -------------------

         1.1  Definitions.
              -----------

              (a) "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use under similar circumstances as the Company to attempt to cause such result to be achieved as expeditiously as possible.

              (b) "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or California are authorized or required by law or other government actions to close.

              (c) "Holder" means any person owning of record Registrable Securities that have not been sold to the public, or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been assigned in accordance with this Agreement.

              (d) "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

              (e) "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

              (f) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

              (g) "Registrable Securities" means the Shares, excluding in all cases, however, all Registrable Securities sold pursuant to Rule 144.

         1.2  Shelf Registration.
              ------------------

              (a) The Company will file as soon as practicable, and in no event later than thirty (30) days after the Closing Date (as such term as defined in the Purchase Agreement), a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act") for the sale and distribution of all of the Holders' Registrable Securities and thereafter shall use its Best Efforts to secure the effectiveness of such registration statement as soon as practicable thereafter, but in any event prior to the ninetieth (90th) day after the Closing Date, including but not limited to, responding to comments, if any, from the SEC within ten (10) days of receipt of such comments.

              (b) The Company will pay all of its expenses incurred in connection with any registration, qualification and compliance requested hereunder (excluding Holders' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, and accounting fees and the fees and disbursements of counsel for the Company.

              (c) The Company will use its Best Efforts to cause the registration statement to remain effective until the earliest of (a) the date ending two (2) years after the Closing Date, (b) the date on which all the Registrable Securities have been resold in accordance with the Securities Act or
(c) the date on which each Holder of Registrable Securities is able to sell all of such Holder's Registrable Securities in a single three (3) month period without registration under the Securities Act pursuant to Rule 144.

         1.3  Obligations of the Company. In order to effect the registration of
              --------------------------
any Registrable Securities under Section 1.2 of this Agreement, the Company
                                 -----------
will, as expeditiously as reasonably possible (and, in no event later than 30 days after the Closing Date with respect to the registration statement described in subclause (a) of this Section 1.3:
                         -----------

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, including a Plan of Distribution in form attached hereto as Annex A, and use its Best Efforts to cause such registration statement to become effective in accordance with Section 1.2(a) above, and deliver such registration statement to each Holder five days prior to the filing of such registration statement.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, within ten (10) days of receipt of such comments, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration statement.

              (d) Use its Best Efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and upon such notice the Company shall use its Best Efforts to promptly correct such misstatement or omission and deliver to each Holder copies of such corrected prospectus. The Company shall have the right, upon such notice, to suspend the delivery of prospectuses included in such registration statement from the date of notice until the date of such correction, subject to the limitations set forth in Section 1.8. The period during which the Company is
                             -----------
required to keep any registration statement filed pursuant to Section 1.2
                                                              -----------
effective shall be extended for the amount of time required to amend such registration statement and deliver such prospectus relating thereto.

              (f) The Company shall use its Best Efforts to maintain designation and quotation of all the Registrable Securities covered by the registration statement on the Nasdaq National Market System or the Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.3(f).
                                                     --------------

              (g) The certificates representing the Shares shall bear the legend set forth in the Transfer Agent Instruction of even date herewith (the "Transfer Agent Instruction"). The Company shall use its Best Efforts to cause its counsel to issue the letter attached as Exhibit I to the Transfer Agent Instruction to transfer agent within three (3) Business Days of the date that the registration statement is declared effective by the SEC (such date, the "Effective Date"). The Company agrees that following the Effective Date, it will, no later than three (3) Business Days following the delivery by a Holder to the Company's transfer agent of a certificate or certificates representing the Shares sold with restrictive legends and such undertakings as are called for by the Transfer Agent Instruction, cause its transfer agent to deliver to such Holder, certificates representing such Shares which shall be free from all restrictive and other legends.

              (h) The Company shall notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (A) when the SEC notifies the Company whether there will be a "review" of the registration statement and whenever the SEC comments in writing on such registration statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (B) with respect to the registration statement or any post-effective amendment, when the same has become effective; (i) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the registration statement or any prospectus constituting a portion thereof or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) if at any time any of the representations and warranties of the Company contained in this Agreement ceases to be true and correct in all material respects; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the registration statement or any prospectus constituting a portion thereof ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement or prospectus or other documents so that, in the case of the registration statement and prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.4  Furnish Information. It will be a condition precedent to the
              -------------------

obligations of the Company to take any action pursuant to Section 1.2 hereof
                                                          ------------
that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities.

         1.5  Representations and Warranties of the Company. The Company hereby
              ---------------------------------------------
makes the following representations and warranties to the Shareholders:

              (a)  Organization and Qualification.  The Company is a
                   ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted, except, however, where the failure to remain in good standing or to carry on its business as currently conducted, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement or (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (x) or (y), a "Material Adverse Effect").

         (b)  Authorization; Enforcement.  The Company has the requisite
              --------------------------
corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms of the Purchase Agreement, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (c)  No Conflicts.  The execution, delivery and performance of this
              ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understandings to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound and affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

         (d)  Filings, Consents and Approvals.  The Company is not required to
              -------------------------------
obtain any consent, waiver, authorization or order of, give any notice to, or
                                             -----
make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than
(i) the filing with the Commission of a registration statement covering the resale of the Shares by the Purchasers and (ii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

         (e)  Form S-3 Eligibility.  The Company is eligible to register the
              --------------------
Shares for resale under Form S-3 promulgated under the Securities Act.

         (f)  Listing and Maintenance Requirements.  The Company has not, in
              ------------------------------------
the last six months preceding the date hereof received notice (written or oral) from the Nasdaq, any stock exchange, market or trading facility on which the
                                                       --------
Shares are or have been listed (or on which the Shares have been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

         (g)  Registration Rights; Rights of Participation.  Except as set
              --------------------------------------------
forth on Schedule 1.5(g) to this Agreement, the Company has not granted or agreed to grant to any Person any rights (including `piggy-back" registration rights) to have any securities of the Company registered with the Commission or
------
any other governmental authority which has not been satisfied.

         (h)  No Restrictions on Sale of Shares by Trust.  Except as set forth
              ------------------------------------------
on Schedule 1.5(h) to this Agreement there are no agreements, covenants or understandings between the Company and the Trust which prohibits, restricts or affects the Trust's right or ability to sell or otherwise dispose of the Shares pursuant to the terms of the Purchase Agreement. In the event that the Trust is required to seek the Company's consent in connection with the sale of Shares under the Purchase Agreement, the Company agrees to consent in a timely manner to any such request by the Trust for the Company's consent.

         (i)  Accuracy of SEC Documents.  The Company has timely filed, with
              -------------------------
the SEC under Sections 13 or 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since November 30, 1998 (such filed documents being referred to collectively as the "SEC Documents"). As of their respective filing dates, or such later date on which such reports were amended, the SEC Documents complied in all material respects with the requirements of the Exchange Act. The SEC Documents as of their respective dates, or such later date on which such reports were amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         1.6  Indemnification. In the event any Registrable Securities are
              ---------------
included in a registration statement under Section 1.2 hereof:
                                           -----------

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities to which they may become jointly or severally liable under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                   (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                   (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                   (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, stockholder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.6(a) will not apply to amounts paid in settlement of any such
     --------------
loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, stockholder, officer, director, underwriter or controlling person of such Holder (including, without limitation, Annex A).

                   (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or stockholders or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer, stockholder or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that arises solely as a result of written information furnished by such Holder expressly for use in connection with such registration (including, without limitation, Annex A); and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director, stockholder or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) will not apply to amounts paid in settlement
                  --------------
of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this

Section 1.6(b) in respect of any Violation will not exceed the aggregate
--------------
proceeds (net of discounts) received by such Holder upon the sale of the Shares.

                   (c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any
     -----------
governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to
                                                        -----------
the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if the indemnifying party is materially prejudiced thereby, will relieve such indemnifying party of liability, but only to the extent that such indemnifying party is prejudiced with respect to a specific claim.

                   (d) The foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any losses, claims, damages or liabilities purchased Registrable Securities, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) provided by the Company was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (e)  If the indemnification provided for in Section 1.6(a)
                                                              --------------
or 1.6(b) hereof shall be unavailable to hold harmless an indemnified party
   ------
in respect of any liability under the Securities Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this subsection (e) by any Holder exceed the gross proceeds from the sale of Registrable Securities received by such indemnifying party. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                   (f)  The obligations of the Company and Holders under this
Section 1.6 will survive the completion of any offering of Registrable
-----------
Securities in a registration statement, and otherwise.

         1.7  Rule 144 Reporting. With a view to making available the benefits
              ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market exists for the Common Stock of the Company, the Company will:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times while the Company is reporting under the Exchange Act;

              (b) Use its Best Efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

              (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time the Company is subject to the reporting requirements of the Exchange
Act).

         1.8  Blocking Notice.  For a period not exceeding either (i) five (5)
              ---------------
consecutive Business Days or (ii) an aggregate of twenty (20) Business Days in any twelve (12) month period, the Company may suspend the ability of the Holders to make dispositions under the registration statement or prospectus by providing the Holders with written notice (a "Blocking Notice") if the Company's Board of Directors determines in its good faith judgment that the Company's obligation to ensure that such registration statement and prospectus contain current and complete information would require the Company to make a public disclosure regarding a material non-public transaction, provided, that the Company shall not be entitled to deliver a Blocking Notice within ten (10) Business Days of the expiration of any Blocking Notice previously delivered. Each Blocking Notice shall contain a general statement of the reasons for such postponement and an approximation of the anticipated delay. Notwithstanding anything to the contrary herein, in the event of a merger of the Company with or into another entity that is not wholly-owned by the Company and is reportable, if consummated, under Item 2 of Form 8-K under the Exchange Act, the Company may deliver a Blocking Notice for a period of up to twenty (20) consecutive Business Days in any twelve (12) month period, in which case, the number of consecutive Business Days available to the Company pursuant to clause (ii) of this Section shall be reduced by such number of Business Days. Each Holder agrees by acquisition of the Registrable Securities that, upon receipt of a Blocking Notice from the Company, such Holder shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the registration statement until such Holder receives (i) copies of the supplemented or amended prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference to in the prospectus.
In the event the Company shall provide any Blocking Notice pursuant to this Section, the period during which the Company is required to keep the registration statement (filed pursuant to Section 1.2) effective shall be extended for the amount of time equal to the number of days during which such Blocking Notice is in effect.

         1.9  Holder Information.  Each Holder covenants that it will promptly
              ------------------
notify the Company of any changes in the information set forth in the registration statement regarding such Holder or the information contained on Annex A.

2.  Miscellaneous.
    -------------

    2.1  Termination of the Company's Obligations.  The Company shall have no
         ----------------------------------------
obligations to register or maintain any registration statement governing Registrable Shares and no penalties or damages will accrue or be payable as a result of such failure to register or maintain any registration statement,
(a) if all Registrable Shares have been registered and sold pursuant to a registration statement effected pursuant to this Agreement, or (b) at such time as all Registrable Shares held by Shareholders may be sold under Rule 144(k), as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such Rule.

    2.2  Successors and Assigns. This Agreement shall inure to the benefit
         ----------------------
of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Shares are transferred in accordance with the provisions of the Purchase Agreement.

    2.3  Amendment and Waivers.  Except as otherwise provided herein, the
         ---------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless agreed upon in writing by the Company and the holders of a majority of the Registrable Shares.

    2.4  Notices.  Any and all notices or other communications or deliveries
         -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day (with confirmation of transmission), (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission),
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

              (a)  If to the Company:

                   CardioDynamics International Corp.
                   6175 Nancy Ridge Drive, Suite 300
                   San Diego, CA  92121
                   Attention:  Chief Financial Officer
                   ---------
                   Telecopy:  (858) 623-8415
                   --------

                   with a copy to:

                   Pillsbury Winthrop LLP
                   101 West Broadway, Suite 1800
                   San Diego, CA  92101
                   Attention:  David R. Snyder, Esq.
                   ---------
                   Telecopy:  (619) 236-1995
                   --------

              (b) If to a Shareholder, at the address set forth below such Shareholder's name on the signature page hereof.

    2.5  Headings.  The table of contents and section headings contained
         --------
in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

    2.6  Construction.  The parties have participated jointly in the
         ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

    2.7  Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

    2.8  Governing Law.  All questions concerning the construction, validity,
         -------------
enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such New York Courts are inconvenient or will be an improper form for such proceeding. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     2.9 Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


    2.10 No Piggyback on Registrations.  Neither the Company nor any of its
         -----------------------------
security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the registration statement filed pursuant to this Agreement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

    2.11 Compliance.  Each Holder covenants and agrees that it will comply
         ----------
 with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the registration statement.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed as of the date first above written.


THE COMPANY:                 CardioDynamics International Corporation, a
                             California corporation

                             By:       /s/ Stephen P. Loomis
                                     -------------------------------------
                             Name:   Stephen P. Loomis
                             Title:  Vice President, Finance and Chief
                                     Financial Officer


SHAREHOLDERS:                Pine Ridge Financial Inc.


                             By:     /s/ Kenneth L. Henderson
                                     -------------------------------------
                             Name:   Kenneth L. Henderson
                                     -------------------------------------
                             Title:  Attorney-in-fact
                                     -------------------------------------

                                    ANNEX A
                                    -------

                             PLAN OF DISTRIBUTION

     The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market national quotation system or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

     . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     . purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     . an exchange distribution in accordance with the rules of the applicable exchange or national quotation system;

     . privately negotiated transactions;

     . short sales;

     . broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

     . a combination of any such methods of sale; and

     . any other method permitted pursuant to applicable law.

     The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholder may pledge its shares to their brokers under the margin provisions of customer agreements. If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

          The term "short sales" means any sale of a security that the seller
                    ------------
does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.

          Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling shareholder and any broker-dealers or agents that are involved in selling the shares acquired by selling shareholder under the securities purchase agreement will be considered "underwriters" by the Securities and Exchange Commission within the meaning of the Securities Act in connection with sales under this registration statement. Accordingly, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed underwriting commissions or discounts under the Securities Act.

     We are required to pay all our fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act in connection with resale of the shares.

                                       2